Exhibit 99.1
Fortive Reports Third Quarter 2020 Results

EVERETT, WA, October 27, 2020 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the third quarter 2020.
For the third quarter ended September 25, 2020, net earnings from continuing operations attributable to common stockholders were $208.5 million. For the same period, adjusted net earnings from continuing operations were $338.5 million. Diluted net earnings per share from continuing operations for the third quarter ended September 25, 2020 were $0.61. For the same period, adjusted diluted net earnings per share from continuing operations were $0.94.
For the third quarter of 2020, revenues from continuing operations increased 2.3% year-over-year to $1.9 billion, which reflected a decline in core revenue of 0.1%.
James A. Lico, President and Chief Executive Officer, stated, “We are pleased with our third quarter results, as solid execution across the portfolio delivered revenue well ahead of our initial guidance, a return to year-over-year growth in operating profit, and an 8% year-over-year increase in adjusted diluted net earnings per share. While the operating environment remained challenging in Q3, we continued to leverage the power of the Fortive Business System to generate strong core operating margin expansion and free cash flow, while prioritizing growth investments across our platforms to drive continued share gains.”
Mr. Lico continued, “Consistent with our approach in recent quarters, we are not providing full guidance for the fourth quarter. In terms of additional color, we anticipate total revenue from continuing operations in the fourth quarter will increase by 0% to 3% on a year-over-year basis.”
Mr. Lico added, “We continue to see the benefit of the increased portfolio resilience established through our capital allocation activities over the past four years. Despite some near term uncertainty, our consistent free cash flow, strong M&A pipeline, and an expanding set of organic innovation capabilities position us well to capitalize on the many opportunities ahead of us.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6999945). A replay of the conference call will be available two hours after the completion of the call until Tuesday, November 10, 2020. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 6999945) or visit the “Investors” section of the website under “Events & Presentations.”

ABOUT FORTIVE
Fortive is a diversified industrial growth company with leading positions in field solutions, product realization, sensing and health. Fortive is headquartered in Everett, Washington and employs a team of approximately 17,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020 (the “Distribution Date”), Fortive completed the separation of its Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis. To effect the Separation, Fortive distributed to its stockholders two shares of Vontier common stock for every five shares of Fortive’s common stock outstanding held on September 25, 2020, the record date for the distribution, with Fortive retaining 19.9% of the shares of Vontier common stock immediately following the Separation. Fortive currently plans to divest its 19.9% retained shares in Vontier after the spin-off in a tax-efficient manner no later than twelve months after the Distribution Date. As the disposition occurred during the fourth fiscal quarter of 2020, Fortive will classify Vontier as a discontinued operation in its financial statements beginning in the fourth quarter of 2020. The results of our Industrial Technologies segment are included in continuing operations for the periods ended September 25, 2020.
DIVESTITURE OF THE A&S BUSINESS
On October 1, 2018, Fortive completed the previously announced split-off of four of our operating companies (the “A&S Business”) and the operating results and related assets and liabilities of the A&S Business are presented as discontinued operations for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, anticipated financial results, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, trade relations with China, the phase out of the London Interbank Offered Rate, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to realize the intended benefits of the separation of Vontier, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to the tax treatment of our separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the quarters ended March 27, 2020, June 26, 2020 and September 25, 2020. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Sales	$1,902.3	$1,860.0	$5,187.0	$5,317.6
Cost of sales	(918.9)	(932.3)	(2,513.5)	(2,673.2)
Gross profit	983.4	927.7	2,673.5	2,644.4
Operating costs:
Selling, general, and administrative expenses	(562.3)	(566.5)	(1,636.1)	(1,590.0)
Research and development expenses	(110.7)	(119.1)	(331.0)	(345.5)
Impairment of goodwill	—	—	(85.3)	—
Operating profit	310.4	242.1	621.1	708.9
Non-operating expenses, net:
Gain from combination of business	—	41.2	—	41.2
Interest expense, net	(43.9)	(47.0)	(130.7)	(116.7)
Other non-operating income (expense), net	(1.4)	(1.2)	(0.7)	(1.6)
Earnings from continuing operations before income taxes	265.1	235.1	489.7	631.8
Income taxes	(39.3)	(27.8)	(91.3)	(85.2)
Net earnings from continuing operations	225.8	207.3	398.4	546.6
Loss from discontinued operations, net of income taxes	—	(0.2)	(0.7)	(0.5)
Net earnings	225.8	207.1	397.7	546.1
Mandatory convertible preferred dividends	(17.3)	(17.3)	(51.8)	(51.8)
Net earnings attributable to common stockholders	$208.5	$189.8	$345.9	$494.3

Net earnings per share from continuing operations:
Basic	$0.62	$0.57	$1.03	$1.47
Diluted	$0.61	$0.56	$1.02	$1.46
Net earnings per share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net earnings per share:
Basic	$0.62	$0.56	$1.03	$1.47
Diluted	$0.61	$0.56	$1.02	$1.46
Average common stock and common equivalent shares outstanding:
Basic	337.6	336.1	337.3	335.6
Diluted	340.8	339.9	340.2	339.7
This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Sales: (a)
Professional Instrumentation	$1,155.7	$1,145.6	$3,297.6	$3,288.9
Industrial Technologies	746.6	714.4	1,889.4	2,028.7
Total	$1,902.3	$1,860.0	$5,187.0	$5,317.6

Operating Profit: (a)
Professional Instrumentation	$168.7	$126.2	$448.8	$398.8
Industrial Technologies (c)	165.5	138.5	246.6	382.3
Other (b)	(23.8)	(22.6)	(74.3)	(72.2)
Total	$310.4	$242.1	$621.1	$708.9

Operating Margins: (a)
Professional Instrumentation	14.6%	11.0%	13.6%	12.1%
Industrial Technologies (c)	22.2%	19.4%	13.1%	18.8%
Total	16.3%	13.0%	12.0%	13.3%

(a) Beginning January 1, 2020, our Hengstler and Dynapar businesses are reported within our Professional Instrumentation segment. Previously, these businesses were reported within our Industrial Technologies segment. Prior year balances have been reclassified to reflect current year presentation.
(b) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
(c) Industrial Technologies operating profit for the nine months ended September 25, 2020 includes an impairment charge of $85.3 million from our Telematics reporting unit.
This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);
•Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions;
•Excluding on a pretax basis the effect of earnings or loss from our equity method investments;
•Excluding on a pretax basis the effect of the gain on the disposition of the Tektronix Video Business,
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding on a pretax basis the non-recurring gain on the disposition of assets;
•Excluding on a pretax basis (to the extent tax deductible) charge for goodwill impairment;
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Excluding discrete tax and other tax-related adjustments resulting from internal reorganizations effectuated in connection with the separation of Vontier;
•Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Equity Method Investments
We adjust for the effect of earnings from our equity method investments over which we do not exercise control over the operations or the resulting earnings. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings from our equity method investments will recur in future periods while we maintain such investments.
Non-cash Interest Expense
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to the prior anti-dilution adjustment, 10.9041 and 13.3575 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021.
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.

Goodwill Impairment
In connection with management’s updated forecast for the Telematics reporting unit that indicated a decline in sales and operating profit to levels lower than previously forecasted, due in large part to the impacts of the COVID-19 pandemic, we determined that the carrying value of the Telematics reporting unit was in excess of the estimated fair value during the first quarter of fiscal 2020, resulting in an impairment charge (the “Telematics Impairment Charge”). Because the impairment charge is a non-cash expense that does not arise in the ordinary course of our business and is not indicative of our ongoing operating costs in a given period, we adjust for such impairment charges to provide additional insight for comparison of our operating results over time. Substantially all of the Telematics Impairment Charge is not tax deductible.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Fortive Business System. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we will exclude these costs to facilitate a more consistent comparison of operating results over time.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Nine Months Ended
($ in millions)	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Net Earnings From Continuing Operations Attributable to Common Stockholders (GAAP)	$208.5	$190.0	$346.6	$494.8
Dividends on the mandatory convertible preferred stock to apply if-converted method	17.3	17.3	51.8	51.8
Net Earnings from Continuing Operations (GAAP)	225.8	207.3	398.4	546.6
Pretax amortization of acquisition-related intangible assets in the three months ($84 million pretax, $70 million after tax) and nine months ($255 million pretax, $217 million after tax) ended September 25, 2020, and in the three months ($82 million pretax, $70 million after tax) and nine months ($211 million pretax, $178 million after tax) ended September 27, 2019	84.4	81.8	254.5	211.4
Pretax acquisition and other transaction costs in the three months ($35 million pretax, $29 million after tax) and nine months ($119 million pretax, $102 million after tax) ended September 25, 2020, and in the three months ($41 million pretax, $35 million after tax) and nine months ($103 million pretax, $87 million after tax) ended September 27, 2019	34.8	41.0	118.9	103.3
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($3 million pretax, $3 million after tax) and nine months ($23 million pretax, $20 million after tax) ended September 25, 2020, and in the three months ($36 million pretax, $30 million after tax) and nine months ($110 million pretax, $93 million after tax) ended September 27, 2019	3.1	35.5	22.8	110.2
Pretax losses from equity method investments in the three months ($1 million pretax, $1 million after tax) and nine months ($3 million pretax, $3 million after tax) ended September 25, 2020, and in the three and nine months ($1 million pretax, $0 million after tax) ended September 27, 2019	0.6	0.5	3.4	0.5
Pretax gain on the disposition of the Tektronix Video Business in the three and nine months ($41 million pretax, $39 million after tax) ended September 27, 2019	—	(41.2)	—	(41.2)
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($9 million pretax, $7 million after tax) and nine months ($26 million pretax, $22 million after tax) ended September 25, 2020, and in the three months ($8 million pretax, $7 million after tax) and nine months ($20 million pretax, $17 million after tax) ended September 27, 2019	8.6	8.3	25.5	19.7
Pretax gain on the disposition of assets in the nine months ($5 million pretax, $5 million after tax) ended September 25, 2020	—	—	(5.3)	—
Goodwill impairment charge in the nine months ended September 25, 2020	—	—	85.3	—
Tax effect of the adjustments reflected above (a)	(22.2)	(22.2)	(59.3)	(69.1)
Additional income tax adjustment	3.4	—	0.5	—
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$338.5	$311.0	$844.7	$881.4

(a) The dividend on the MCPS and substantially all of the goodwill impairment charge are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, the gain on the disposition of the Tektronix Video Business, the gain on disposition of assets, the deductible portion of the goodwill impairment charge, and the non-cash interest expense associated with the 0.875% convertible notes.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended (a)		Nine Months Ended (a)
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders (GAAP)	$0.61	$0.56	$1.02	$1.46
Dividends on the mandatory convertible preferred stock to apply if-converted method	0.05	0.05	0.15	0.15
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding	(0.03)	(0.03)	(0.06)	(0.08)
Pretax amortization of acquisition-related intangible assets in the three months ($84 million pretax, $70 million after tax) and nine months ($255 million pretax, $217 million after tax) ended September 25, 2020, and in the three months ($82 million pretax, $70 million after tax) and nine months ($211 million pretax, $178 million after tax) ended September 27, 2019	0.23	0.23	0.71	0.59
Pretax acquisition and other transaction costs in the three months ($35 million pretax, $29 million after tax) and nine months ($119 million pretax, $102 million after tax) ended September 25, 2020, and in the three months ($41 million pretax, $35 million after tax) and nine months ($103 million pretax, $87 million after tax) ended September 27, 2019	0.10	0.11	0.33	0.29
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($3 million pretax, $3 million after tax) and nine months ($23 million pretax, $20 million after tax) ended September 25, 2020, and in the three months ($36 million pretax, $30 million after tax) and nine months ($110 million pretax, $93 million after tax) ended September 27, 2019	0.01	0.10	0.06	0.31
Pretax losses from equity method investments in the three months ($1 million pretax, $1 million after tax) and nine months ($3 million pretax, $3 million after tax) ended September 25, 2020, and in the three and nine months ($1 million pretax, $0 million after tax) ended September 27, 2019	—	—	0.01	—
Pretax gain on the disposition of the Tektronix Video Business in the three and nine months ($41 million pretax, $39 million after tax) ended September 27, 2019	—	(0.11)	—	(0.12)
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($9 million pretax, $7 million after tax) and nine months ($26 million pretax, $22 million after tax) ended September 25, 2020, and in the three months ($8 million pretax, $7 million after tax) and nine months ($20 million pretax, $17 million after tax) ended September 27, 2019	0.02	0.02	0.07	0.06
Pretax gain on the disposition of assets in the nine months ($5 million pretax, $5 million after tax) ended September 25, 2020	—	—	(0.01)	—
Goodwill impairment charge in the nine months ended September 25, 2020	—	—	0.24	—
Tax effect of the adjustments reflected above (b)	(0.06)	(0.06)	(0.17)	(0.19)
Additional income tax adjustment	0.01	—	—	—
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.94	$0.87	$2.36	$2.46

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had been outstanding. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.
(b) The dividend on the MCPS and substantially all of the goodwill impairment charge are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, the gain on the disposition of the Tektronix Video Business, the gain on disposition of assets, the deductible portion of the goodwill impairment charge, and the non-cash interest expense associated with the 0.875% convertible notes.
The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Nine Months Ended
(shares in millions)	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Average common diluted stock outstanding	340.8	339.9	340.2	339.7
MCPS Converted Shares (a)	18.4	18.4	18.4	18.4
Adjusted average common stock and common equivalent shares outstanding	359.2	358.3	358.6	358.1

(a) The number of MCPS Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $74.62 as of September 25, 2020. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

	% Change Three Months Ended September 25, 2020 vs. Comparable 2019 Period	% Change Nine Months Ended September 25, 2020 vs. Comparable 2019 Period
Total Revenue Growth (GAAP)	2.3%	(2.5)%
Core (Non-GAAP)	(0.1)%	(7.1)%
Acquisitions (Non-GAAP)	2.2%	5.6%
Impact of currency translation (Non-GAAP)	0.2%	(1.0)%